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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                               WIDERTHAN CO., LTD.

CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. COMPANY NAME

The name of the Company shall be "WiderThan Chusik Hoesa" in Korean, which will be expressed in the English language as "WiderThan Co., Ltd." (hereinafter referred to as the "Company").

ARTICLE 2. OBJECTIVES

The objectives of the Company shall be to engage in the following businesses:

(1) Business of providing internet services utilizing wire and wireless networks;

(2) Business of developing, distributing and selling data and information using telecommunications network;

(3)  Business of electronic commerce;

(4) Business of distributing, selling and renting electronic and telecommunication equipment;

(5)  Business of advertisement;

(6)  Business of providing multimedia contents;

(7)  Business of operating web hosting and data centers;

(8)  Business of distributing and developing software;

(9)  Business of publishing;

(10) Business related to import and export of the foregoing businesses;

(11) Business related to research and development and consulting of the foregoing businesses;

(12) Businesses utilizing broadcasting channel and business incidental to the foregoing businesses;


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(13) Business of producing broadcast program, leasing of facilities;

(14) Business of producing advertisement and agency

(15) Other businesses incidental to the foregoing businesses.

ARTICLE 3. LOCATION OF OFFICES

The principal office of the Company shall be in Seoul and branch and other offices may be established at any other suitable places by resolution of the Board of Directors ("Board").

ARTICLE 4. PUBLIC NOTICES

Public notices by the Company shall be published in the Maeil Business Newspaper, a daily Korean language newspaper of general circulation published in Seoul.

CHAPTER II. SHARES OF STOCK

ARTICLE 5. NUMBER OF AUTHORIZED SHARES

The total number of shares of the Company authorized for issuance shall be 30,000,000 common shares, 5,000,000 Series A Preferred Shares, 5,000,000 Series B Preferred Shares and 2,000,000 Series C Preferred Shares (collectively, the "Preferred Shares"). The Company shall reserve a sufficient number of common shares for issuance upon conversion of the Preferred Shares.

ARTICLE 6. PAR VALUE OF SHARES

Par value of all shares issued by the Company shall be 500 Won per share.

ARTICLE 7. NUMBER OF SHARES ISSUED AT THE TIME OF INCORPORATION

The total number of shares to be issued at the time of incorporation of the Company shall be 120,000.

ARTICLE 7-1 CHARACTERISTICS OF SERIES A PREFERRED SHARES

(1)  Voting Rights and Dividend Preferences

     A. Series A Preferred Shares, among the preferred shares to be issued by the Company, shall have voting rights. Series A Preferred Shares shall be entitled to an annual per share dividend equal to 30% of the par value of the Series A


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          Preferred Shares, payable when and if declared by the Board and the shareholders at a General Meetings of Shareholders of the Company.

     B. The dividends would be non-cumulative and would be paid prior to payment of any dividend with respect to the common shares and the Series C Preferred Shares; provided, however, that the dividend priority of the Series A Preferred Shares and the Series B Preferred Shares shall be the same. In the event that the distributable profits of the Company are insufficient to cover the sum of the dividend preference amount of the holders of both the Series A Preferred Shares and the Series B Preferred Shares ("Dividend Preference Amount"), then such distributable profits shall be allocated among the holders of the Series A Preferred Share and the Series B Preferred Share on a pro rata basis.

     C. After payment of the preferential dividend to the holders of the Preferred Shares, any further dividends would be paid pari passu to the holders of the Preferred Shares and common shares on a pro rata basis. For purposes of dividends on the common shares issued upon conversion of the Series A Preferred Shares, it shall be deemed that such common shares were issued at the end of the immediately preceding fiscal year of the Company.

(2)  Liquidation Preferences

     A. Upon liquidation or dissolution of the Company, the holders of Series A Preferred Shares shall be entitled to be preferentially paid out of the remaining assets of the Company available for distribution to its shareholders ("Distributable Assets"), an amount equal to the sum of
          (a) 4,550 Won and (b) any declared but unpaid dividends on the Series A Preferred Shares, for each Series A Preferred Share (the "Series A Liquidation Preference"); provided, however, that (i) in the event of stock split or bonus issuance (each, a "Downward Adjustment Event"), each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Share shall be downwardly adjusted, taking into account the number of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) in the event of reverse stock split or consolidation (each, an "Upward Adjustment Event"), each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Share shall be upwardly adjusted, taking into account the number of Series A Preferred Shares decreased as a result of the Upward Adjustment Event

     B. The liquidation priorities of the Series A Preferred Shares and the Series B Preferred Shares shall be the same. In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference (as defined in Paragraph (2)A of Article 7-2 below), then


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          the Distributable Assets shall be allocated among the holders of the
          Series A Preferred Shares and the Series B Preferred Shares according to the following formulas:

          (a) For each holder of the Series A Preferred Shares: Distributable Assets multiplied by (the Series A Liquidation Preference associated with such holder's Series A Preferred Share divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference).

          (b) For each holder of the Series B Preferred Shares: Distributable Assets multiplied by (the Series B Liquidation Preference associated with such holder's Series B Preferred Share divided by the sum of the aggregate Series A Liquidation Preference and the aggregate Series B Liquidation Preference).

     C. After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Shares and the Series B Preferred Shares upon the liquidation or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock and the Series C Preferred Shares.

(3)  Conversion

     A. Series A Preferred Shares issued by the Company may be converted into the common shares at any time at the conversion rate of one Series A Preferred Share to one (1) common share, upon request by each of holders of such Series A Preferred Share. Request for such conversion may be made at any time from the date of issuance of such Series A Preferred Shares. If, however, any reasons for adjustment of the conversion rate set forth in Paragraph (3)C below or the conversion price, a basis for the calculation of such conversion rate (the "Conversion Price"), occurs, such conversion rate or Conversion Price shall be adjusted in accordance with the provisions of Paragraph (3)C below.

     B. Notwithstanding the provisions of Paragraph (3)A above, in the event of (i) a bona fide, underwritten public offering of shares of common stock listed on the KOSDAQ or KSE is made pursuant to a registration statement filed with the Financial Supervisory Commission in accordance with the Securities and Exchange Act of Korea resulting in proceeds to the Company of at least US$10,000,000 (or the equivalent in Korean Won, using the exchange rate as of the date that such proceeds are actually received by the Company) in the aggregate; or the listing of the Company's common stock, or depository receipts


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          representing such common stock, on the New York Stock Exchange, the
          Nasdaq stock market or any other "national securities exchange" which is registered pursuant to Section 6 of the Securities Exchange Act of 1934, as amended ("Qualified IPO"), or (ii) the holders of a majority of the outstanding shares of Series A Preferred Shares provide their consent, the Series A Preferred Shares issued by the Company shall be automatically converted into common shares at the conversion rate of one Series A Preferred Share to one common share. If, however, any reasons for adjustment of either the conversion rate or the Conversion Price set forth in Paragraph (3)C below, occurs, such conversion rate or Conversion Price shall be adjusted in accordance with the relevant provisions of Paragraph (3)C below.

     C.   Adjustment to the Conversion Ratio and the Conversion Price

          (a) In the event that the Company issues any new equity shares or equity-related securities without consideration or at a purchase price less than 4,550 Won (taking into account stock split, stock dividend and other similar event), the conversion ratio of the Series A Preferred Shares shall be subject to adjustment on a weighted average basis for a purchase price of new equity shares or equity-related securities less than the then-effective conversion price.

          (b) The conversion ratio shall also be subject to anti-dilution protection for stock splits, stock dividends and similar events. The mathematical formula for adjustment on a weighted average basis is as follows and is subject to the more detailed textual description set forth thereafter:

                          ACP = OCP * (OS + (TNC/OCP))
                                ----------------------
                                    (OS + NS)

               WHERE:

               ACP  = adjusted conversion price

               TNC  = the total consideration received by the Company for the additional common shares issued or sold

               NS   = the number of additional common shares issued or sold

               OCP  = old conversion price


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               OS   = the number of outstanding common shares immediately before the additional common shares are issued or sold

          (c) The newly adjusted conversion price shall be the amount equal to the price determined by multiplying the old conversion price, by a fraction,

               (i) the numerator of which shall be the number of common shares outstanding immediately prior to such issue, plus the number of common shares which the total consideration received by the Company for the additional common shares issued or sold would purchase at the old conversion price; and

               (ii) the denominator of which shall be the number of outstanding common shares immediately before the additional common shares are issued or sold plus the number of additional common shares issued or sold.

          (d) Provided that, for the purposes of this Paragraph (3)C, all common shares issuable upon conversion of all outstanding preferred and outstanding convertible securities or exercise of outstanding options shall be deemed to be outstanding. Notwithstanding the foregoing, the adjusted conversion price shall not be less than the par value of the stock of the Company.

          (e) For purpose of this Article, any new equity shares or equity-related securities as used in this Paragraph (3)C shall not include the securities described in Article 10(1)B(i) to
               (vii).

          (f) No fractional shares shall be issued upon conversion of the Series A Preferred Shares. The total number of shares of common stock to be issued to each holder of Series A Preferred Shares upon such conversion shall be determined on the basis of the number of shares of common stock issuable upon conversion of the Series A Preferred Shares held by such holder at the time of such conversion.

     D. To the extent permissible under Korean law, upon a Qualified IPO, the holders of Series A Preferred Shares shall be entitled to adjust the conversion ratio of their Series A Preferred Shares so that upon conversion thereof, the number of shares of common stock that such holders of the Series A Preferred Shares would be entitled to shall be the greater of (i) the number of common shares to be issued upon the


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          conversion of the Series A Preferred Shares, based on the then current conversion ratio and (ii) ( 4,550 Won per share plus interest accrued thereon at an annual rate of 4.42% from the Closing Date (as defined in the First Amended and Restated Preferred Stock Investors Rights Agreement) to the date of the Qualified IPO) divided by the offering price of the common stock in connection with such Qualified IPO.

(4)  Redemption.

     A. The Series A Preferred Shares shall be redeemed by the Company out of the funds legally available for such purpose at the election of the holders of the Series A Preferred Shares at any time beginning from May 8, 2005. The redemption right by the holders of the Series A Preferred Shares under this Article shall terminate on the 10th anniversary of May 8, 2005.

     B. The date of receipt of any notice (the "Series A Redemption Notice") evidencing a holder's election to redeem its Series A Preferred Shares provided pursuant to Paragraph (4)A above shall be the "Series A Redemption Notice Date". The Company may, no later than fifteen (15) calendar days after receipt of such notice, request that such holder(s) tender to the Company such transmittal or related materials as it may reasonably request. The Company shall, (i) no later than 90 days from receipt of notice of redemption from the applicable holder, should the Company not timely request any transmittal materials, or
          (ii) within 75 days of receipt of requested transmittal materials from the redeeming stockholder (the "Series A Redemption Date"), redeem all applicable shares of the Series A Preferred Shares (such redeemed shares being referred to as the "Series A Redemption Shares"), by paying in cash, out of funds legally available therefor, an amount equivalent to 5,180 Won for each Series A Preferred Share (the "Series A Redemption Price"); provided, however, that (i) each time there is a Downward Adjustment Event, the Series A Redemption Price of the Series A Preferred Shares shall be downwardly adjusted, taking into account the number of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the Series A Redemption Price of the Series A Preferred Shares shall be upwardly adjusted, taking into account the number of Series A Preferred Shares decreased as a result of the Upward Adjustment Event.

     C. If the holders of the Series A Preferred Shares make an election to redeem their Series A Preferred Shares pursuant to the above provisions, each holder of the Series A Preferred Shares shall surrender its certificates representing the applicable Series A Redemption Shares to the Company together with the Series A Redemption Notice. From and after the Series A Redemption Date and the


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          holders' receipt of the Series A Redemption Price, all rights of each holder with respect to such applicable Series A Redemption Shares shall cease and such Series A Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever. Such holder's election to redeem the Series A Preferred Share may not be revoked without the written consent of the Company so long as the Company satisfies the redemption preference in full within the time period set forth in this
          Article 7-1 (4).

     D. For the purpose of determining whether funds are legally available for redemption of shares of the Series A Preferred Shares as provided herein, the Company shall value its assets in accordance with the generally accepted accounting practice of Korea. The redemption obligation provided herein shall be continuous, so that, if on a Series A Redemption Date such obligation shall not be fully discharged, without further action by any holder of the Series A Preferred Shares, funds legally available shall be applied therefor until such obligation are fully discharged. The Series A Preferred Shares requested to be redeemed but not so redeemed as a result of insufficient legally available funds shall remain outstanding and entitled to all rights and preferences provided herein until the Series A Redemption Price for such shares is fully paid.

     E. In the event that the Company does not have sufficient dividendable profits to satisfy the requests of redemption submitted by holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, then the dividendable profits shall be allocated among the holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares according to the following formulas:

          (a) For each holder of the Series A Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series A Preferred Shares under subparagraph 7-1(4)B divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, in the aggregate, pursuant to subparagraphs 7-1(4)B, 7-2(4)B and 7-3(4)B);

          (b) For each holder of the Series B Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series B Preferred Stock under subparagraph 7-2(4)B divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, in the aggregate, pursuant to subparagraphs 7-1(4)B, 7-2(4)B and 7-3(4)B); and

          (c) For each holder of the Series C Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's


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               Series C Preferred Stock under subparagraph 7-3(4)B divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, in the aggregate, pursuant to subparagraphs 7-1(4)B, 7-2(4)B and 7-3(4)B).

          Provided, however, that, when the Company receives a Series C Redemption Notice (as defined in subparagraph 7-3(4)B) from a holder of the Series C Preferred Shares, if (i) the Company have not received any Series A Redemption Notice and Series B Redemption Notice (as defined in subparagraph 7-2(4)B), or (ii) the redemption amounts payable to a holder of the Series A Preferred Shares or the Series B Preferred Shares, as the case may be, have been fully paid pursuant to a Series A Redemption Notice or a Series B Redemption Notice the Company have received prior to the Series C Redemption Notice, the redemption amounts payable to the holder of the Series C Preferred Shares shall be paid with priority over payment of redemption amounts to any holder of the Series A Preferred Shares and the Series B Preferred Shares.

     F. To the extent legally permitted and so long as such redemption election occurs on or after October 8, 2007, PIK interest shall accrue on any amount that the Company fails to redeem under this Article 7-1
          (4) or (5) pursuant to the procedures set forth in the Article 7-1(4) B at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption.

     G. Notwithstanding any contrary provision, the holders of Series A Preferred Shares and the holders of Series B Preferred Shares may not exercise their redemption rights unless the number of issued and outstanding Series C Preferred Shares is below 500,000 shares.

(5)  Redemption upon Sale

     A. In the event of a Sale (as defined below), the holders of Series A Preferred Shares shall be entitled to cause the Company to redeem the Series A Preferred Shares at the greater of (i) 4,550 Won per share plus the amount calculated by annual rate of 4.42% from the Closing Date (as defined in the First Amended and Restated Preferred Stock Investors Rights Agreement) to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series A Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series A Preferred Shares increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series A Preferred Shares shall be


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          upwardly adjusted, taking into account the number of shares of Series
          A Preferred Shares decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series A Preferred Shares at the then applicable conversion ratio.

          A "Sale" shall mean (i) a sale of all or substantially all assets of the Company, (ii) a change of control of the Company, or (iii) merger or consolidation of the Company where the Company is not the surviving entity. For purposes of this Paragraph A, a "change of control" shall mean a transfer of outstanding equity securities representing in excess of 50% of the voting power of the Company but shall not include any transfer of shares among Tae Won Chey (Resident Registration No.:
          601203-*******) and SK Telecom Co., Ltd., ("the Major Shareholders") and/or their respective "affiliates" (as such term is determined by the Korean Fair Trade Commission from time to time); provided, however, the affiliate transferees agree to execute relevant documents and be bound by the terms and conditions applicable to the transferor under the First Amended and Restated Preferred Stock Investors Rights Agreement.

     B. In the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in subparagraphs 7-1(5)A and 7-2(5)B, then the dividendable profits shall be allocated among the holders of the Series A Preferred Shares and Series B Preferred Shares according to the following formulas:

          (a) For each holder of the Series A Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series A Preferred Shares under subparagraph 7-1(5)A divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Shares and the Series B Preferred Shares, in the aggregate, pursuant to subparagraphs 7-1(5)A and 7-2(5)B).

          (b) For each holder of the Series B Preferred Shares: such dividendable profits multiplied by (the aggregate redemption amount associated with such Holder's Series B Preferred Stock under subparagraph 7-2(5)B divided by the sum of the redemption amounts payable to the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the aggregate, pursuant to subparagraphs 7-1(5)A and 7-2(5)B)

          In such event, no payments or distributions shall be made to any securities junior to the Series A Preferred Shares and Series B Preferred Shares except for the payment or distributions to the holders of the Series C Preferred Shares in


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          accordance with the terms and conditions thereof until the amounts due to the holders of the Series A Preferred Shares and Series B Preferred Shares under subparagraphs 7-1(5)A and 7-2(5)B are satisfied in full.

     C. With regard to the redemption upon Sale, the provisions of Article 7-1(4)B, C, D and F shall be applied mutatis mutandis.

ARTICLE 7-2 CHARACTERISTICS OF SERIES B PREFERRED SHARES

(1)  Voting Rights and Dividend Preferences

     A. The Series B Preferred Shares, among the preferred shares to be issued by the Company, shall have voting rights. The Series B Preferred Shares shall be entitled to an annual per share dividend equal to 30% of the par value of the Series B Preferred Shares, payable when and if declared by the Board and the shareholders at a General Meeting of Shareholders of the Company.

     B. The dividends would be non-cumulative and would be paid prior to payment of any dividend with respect to the common shares and the Series C Preferred Shares; provided, however, that the dividend priority of the Series A Preferred Shares and the Series B Preferred Shares shall be the same. In the event that the distributable profits of the Company are insufficient to cover the Dividend Preference Amount, then such distributable profits shall be allocated among the holders of the Series A Preferred Share and the Series B Preferred Share on a pro rata basis.

     C. After payment of the preferential dividend to the holders of the Preferred Shares, any further dividends would be paid pari passu to the holders of the Preferred Shares and common shares on a pro rata basis. For purposes of dividends on the common shares issued upon conversion of the Series B Preferred Shares, it shall be deemed that such common shares were issued at the end of the immediately preceding fiscal year of the Company.

(2)  Liquidation Preferences

     A. Upon liquidation or dissolution of the Company, the holders of Series B Preferred Shares shall be entitled to be preferentially paid an amount equal to the greater of (i) 13,985.5472 Won multiplied by the number of Series B Preferred Share owned by such holder of Series B Preferred Share plus any declared but unpaid dividends on the Series B Preferred Share (the "Series B Liquidation Preference") or (ii) what such holder would have received at the time of such liquidation or dissolution assuming conversion of the Series B Preferred Share at


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          the then applicable conversion ratio, pari passu, out of the assets or surplus funds of the Company available for distribution to its shareholders ("Distributable Assets") before any payment shall be made to the holders of the common shares and the Series C Preferred Shares by reason of their ownership thereof; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of Series B Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of Series B Preferred Shares decreased as a result of the Upward Adjustment Event.

     B. The liquidation priority of the Series A Preferred Shares and the Series B Preferred Shares shall be pari passu. In the event that the Distributable Assets are insufficient to pay both the Series A Liquidation Preference and the Series B Liquidation Preference, then the Distributable Assets shall be allocated in accordance with the provisions of Paragraph (2)B of Article 7-1.

     C. After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Shares and the Series B Preferred Shares upon the liquidation or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock and the Series C Preferred Shares.

(3)  Conversion.

     A. The Series B Preferred Shares issued by the Company may be converted into the common shares at any time at the conversion rate of one Series B Preferred Share to one (1) common share, upon request by each of holders of such Series B Preferred Shares. Request for such conversion may be made at any time from the date of issuance of such Series B Preferred Shares; provided, however, that the provisions of Paragraph (3)C of Article 7-1 shall apply mutatis mutandis to the adjustment of the conversion ratio or the conversion price of the Series B Preferred Shares.

     B.   Notwithstanding the provisions of Paragraph (3)A above, in the event
          (i) of the completion of a Qualified IPO, or (ii) the holders of a majority of the outstanding shares of Series B Preferred Shares provide their consent, the Series B Preferred Shares issued by the Company shall be automatically converted into common shares at the conversion rate of one Series B Preferred Share to one common share; provided, however, that that the provisions of Paragraph (3)C of
          Article 7-1 shall apply mutatis mutandis to the adjustment of the conversion ratio or the


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          conversion price of the Series B Preferred Shares.

     C. To the extent permissible under Korean law upon a Qualified IPO, the conversion ratio of the Series B Preferred Share shall automatically adjust so that the number of common shares into which each Series B Preferred Share may convert shall be the greater of (i) the number of common shares into which each Series B Preferred Share may convert prior to such adjustment, and (ii) 10,349.3049 Won plus interest accrued thereon at an annual rate of 4.42% from the date of issuance of such Series B Preferred Shares to the date of the Qualified IPO) divided by the offering price per share of the common shares upon such Qualified IPO.

(4)  Redemption.

     A. The Series B Preferred Shares shall be redeemed by the Company out of the funds legally available for such purpose at the election of each of the holders of the Series B Preferred Shares at any time beginning from the earlier of (i) October 8, 2007 or (ii) the date upon which any shares of the Series A Preferred Shares are redeemed. The redemption right by the holders of the Series B Preferred Shares under this Article shall terminate 10 years from the date of issuance of the Series B Preferred Shares ("Redemption Deadline").

     B. The date of receipt of any notice (the "Series B Redemption Notice") evidencing a holder's election to redeem its Series B Preferred Shares provided pursuant to Paragraph (4)A above shall be the "Series B Redemption Notice Date". The Company may, no later than fifteen (15) calendar days after receipt of such notice, request that such holder(s) tender to the Company such transmittal or related materials as it may reasonably request. The Company shall, (i) no later than 90 days from receipt of notice of redemption from the applicable holder, should the Company not timely request any transmittal materials, or
          (ii) within 75 days of receipt of requested transmittal materials from the redeeming stockholder (the "Series B Redemption Date"), redeem all applicable shares of the Series B Preferred Shares (such redeemed shares being referred to as the "Series B Redemption Shares"), by paying in cash, out of funds legally available therefor, an amount set forth below:

          (a) If the Series B Preferred Shares are redeemed on or prior to October 8, 2007, such Series B Preferred Shares shall be redeemed by the Company at a price of 5,180 Won per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Shares increased as a result of the Downward

               Adjustment Event; (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Shares decreased as a result of the Upward Adjustment Event and (iii) if less than one hundred percent (100%) of the Series A Preferred Shares is being redeemed, the Company shall be required to redeem only the same percentage of Series B Preferred Shares, with each holder of the Series B Preferred Shares able to redeem a number of shares equal to such percentage of the total number of shares of the Series B Preferred Shares. For the avoidance of doubt, no interest shall accrue under sub-paragraph (4)B(b) of this Article 7-2 below on any amount redeemed on or prior to the October 8, 2007.

          (b) If the Series B Preferred Share is redeemed after October 8, 2007, such Series B Preferred Share shall be redeemed by the Company at a price of 11,781.4249 Won per share; provided, however, that (i) each time there is a Downward Adjustment Event, the Series B Redemption Price of the Series B Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Shares increased as a result of the Downward Adjustment Event; and (ii) each time there is an Upward Adjustment Event, the Series B Redemption Price of the Series B Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Shares decreased as a result of the Upward Adjustment Event.

          (c) If the Series B Preferred Shares are redeemed after October 8, 2007 ("Third Anniversary Redemption Date"), each holder of Series B Preferred Shares shall be entitled to redeem one-third (1/3) of the Series B Preferred Share (together with any accrued interest thereon pursuant to sub-paragraph (4)B(d) below, held by such holder of the Series B Preferred Shares as of the date of issuance of such Series B Preferred Shares, during each twelve-month period following the Third Anniversary Redemption Date up to the Redemption Deadline.

          (d) Payment-in-kind, or "PIK" interest shall accrue at an annual rate of 4.42% on two-thirds (2/3) (no interest shall accrue on the remaining one-third (1/3) Series B Redemption Price) of the Series B Redemption Price (together with any interest accrued thereon, the "2/3 Redemption Price") beginning on the Third Anniversary Redemption Date and ending on the first anniversary thereof ("Fourth Anniversary Redemption Date"). Interest on one-half (1/2) of the 2/3 Redemption Price shall accrue at an annual rate of 4.42% beginning on the date following the Fourth Anniversary Redemption

               Date and ending on the first anniversary thereof. No interest shall accrue on any Series B Redemption Price after the second anniversary of the Third Anniversary Redemption Date.

     C. To the extent legally permitted and so long as such redemption election occurs on or after October 8, 2007, PIK interest shall accrue on any amount that the Company fails to redeem under this Article 7-2
          (4) or (5) pursuant to the procedure set forth in the Article 7-2 (4)B at a rate equal to twice the United States prime rate, as published by the Wall Street Journal on the date of the notice of redemption

     D. If the holders of the Series B Preferred Shares make an election to redeem their Series B Preferred Shares pursuant to the above provisions, each holder of the Series B Preferred Shares shall surrender its certificates representing the applicable Series B Redemption Shares to the Company together with the Series B Redemption Notice. From and after the Series B Redemption Date and the date of the holders' receipt of the full Series B Redemption Price, all rights of each holder with respect to such applicable Series B Redemption Shares shall cease and such Series B Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever. Such holder's election to redeem the Series B Preferred Share may not be revoked without the written consent of the Company so long as the Company satisfies the redemption preference in full within the time period set forth in this Article 7-2 (4).

     E. For the purpose of determining whether funds are legally available for redemption of shares of the Series B Preferred Shares as provided herein, the Company shall value its assets in accordance with the generally accepted accounting practice of Korea. The redemption obligation provided herein shall be continuous, so that, if on a Series B Redemption Date such obligation shall not be fully discharged, without further action by any holder of the Series B Preferred Shares, funds legally available shall be applied therefor until such obligation are fully discharged. The Series B Preferred Shares requested to be redeemed but not so redeemed as a result of insufficient legally available funds shall remain outstanding and entitled to all rights and preferences provided herein until the redemption price set forth in Paragraph (4)(B)(a) of this Article 7-2 or the Series B Redemption Price, as the case may be, for such shares is fully paid.

     F. In the event that the Company does not have sufficient dividendable profits to satisfy the requests of redemption submitted by holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, then the dividendable profits shall be allocated in accordance with the provisions of Paragraph (4)E of
          Article 7-1.

     G. Notwithstanding any contrary provision, the holders of Series A Preferred Shares and the holders of Series B Preferred Shares may not exercise their redemption rights unless the number of issued and outstanding Series C Preferred Shares is below 500,000 shares.

(5)  Redemption upon Sale

     A. To the extent permissible under Korean law, the holders of Series B Preferred Share shall be entitled to cause the Company to redeem until the Redemption Deadline the Series B Preferred Share in the event of a Sale (as defined Article 7-1 (5) A).

     B. If the Series B Preferred Shares are redeemed upon a Sale, each Series B Preferred Share shall be redeemed by the Company at the greater of
          (i) 10,349.3049 Won plus the amount calculated by annual rate of 4.42% from the date of issuance of such Series B Preferred Share to the date of redemption; provided, however, that (A) each time there is a Downward Adjustment Event, the foregoing price of the Series B Preferred Share shall be downwardly adjusted, taking into account the number of shares of Series B Preferred Share increased as a result of the Downward Adjustment Event; and (B) each time there is an Upward Adjustment Event, the foregoing price of the Series B Preferred Share shall be upwardly adjusted, taking into account the number of shares of Series B Preferred Share decreased as a result of the Upward Adjustment Event, or (ii) what such holder would have received in connection with the Sale assuming conversion of the Series B Preferred Share at the then applicable conversion ratio.

     C. Subparagraph 7-1(5)B shall be applied in the event that the Company does not have sufficient dividendable profits available for distribution in accordance with applicable law to pay the redemption amount set forth in subparagraphs 7-1(5)A and 7-2(5)B.

     D. With regard to the redemption upon Sale, the provisions of Article 7-2(4)B, C, D and E shall be applied mutatis mutandis.

ARTICLE 7-3 CHARACTERISTICS OF SERIES C PREFERRED SHARES

(1)  Voting Rights and Dividend Preferences

     A. The Series C Preferred Shares, among the preferred shares to be issued by the Company, shall have no voting rights, except as otherwise provided under the relevant laws. The Series C Preferred Shares shall be entitled to an annual per share dividend equal to 0.0000001% of the par value of the Series C Preferred Shares, payable when and if declared by the Board and the shareholders at a General Meeting of Shareholders of the Company.

     B. The Series C Preferred Shares would be non-cumulative. Dividend would be paid prior to payment of any dividend with respect to the common shares after payment of dividend with respect to the Series A Preferred Share and the Series B Preferred Share.

     C. After payment of the preferential dividend to the holders of the Preferred Shares, any further dividends would be paid pari passu to the holders of the Preferred Shares and common shares on a pro rata basis. For purposes of dividends on the common shares issued upon conversion of the Series C Preferred Shares, it shall be deemed that such common shares were issued at the end of the immediately preceding fiscal year of the Company.

(2)  Liquidation Preferences

     After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Shares and the Series B Preferred Shares upon the liquidation or dissolution of the Company, all of the remaining Distributable Assets shall be distributed ratably among the holders of the Company's common stock and the Series C Preferred Shares.

(3)  Conversion.

     A. The Series C Preferred Shares may be converted into the common shares at any time at the conversion rate of one Series C Preferred Share to one (1) common share, upon request by each of the holders of such Series C Preferred Shares. Request for such conversion may be made at any time from the date of issuance of such Series C Preferred Shares; provided, however, that the provisions of Paragraph (3)C of Article 7-1 shall apply mutatis mutandis to the adjustment of the conversion ratio or the conversion price of the Series C Preferred Shares.

     B. All remaining Series C Preferred Shares shall be automatically converted into common shares on December 1, 2007 at the conversion rate at that time.

(4)  Redemption.

     A. The Series C Preferred Shares shall be redeemed by the Company out of the funds legally available for such purpose at the election of each of the holders of the Series C Preferred Shares at any time during the period from September 1, 2005 to December 1, 2007 ("Redemption Deadline").

     B. The date of receipt of any notice (the "Series C Redemption Notice") evidencing a holder's election to redeem its Series C Preferred Shares provided pursuant to

          Paragraph (4)A above shall be the "Series C Redemption Notice Date". The Company may, no later than fifteen (15) calendar days after receipt of such notice, request that such holder(s) tender to the Company such transmittal or related materials as it may reasonably request. The Company shall, (i) no later than 45 days from receipt of notice of redemption from the applicable holder, should the Company not timely request any transmittal materials, or (ii) within 30 days of receipt of requested transmittal materials from the redeeming stockholder (the "Series C Redemption Date"), redeem all applicable shares of the Series C Preferred Shares (such redeemed shares being referred to as the "Series C Redemption Shares"), by paying in cash, out of funds legally available therefor, an amount set forth below (the "Series C Redemption Price"):

          (a) If the Series C Preferred Shares are redeemed on or prior to December 31, 2006, such Series C Preferred Shares shall be redeemed by the Company at the issuance price per share of the Series C Preferred Shares (the "Series C Issuing Price") plus an amount at an annual rate of 10% of the Series C Issuing Price beginning on the issuance date and ending on the Series C Redemption Date per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series C Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series C Preferred Shares increased as a result of the Downward Adjustment Event; (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series C Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series C Preferred Shares decreased as a result of the Upward Adjustment Event.

          (b) If the Series C Preferred Share is redeemed after December 31, 2006, such Series C Preferred Share shall be redeemed by the Company at 115% of the Series C Issuing Price per share; provided, however, that (i) each time there is a Downward Adjustment Event, the foregoing price of the Series C Preferred Shares shall be downwardly adjusted, taking into account the number of shares of Series C Preferred Shares increased as a result of the Downward Adjustment Event; (ii) each time there is an Upward Adjustment Event, the foregoing price of the Series C Preferred Shares shall be upwardly adjusted, taking into account the number of shares of Series C Preferred Shares decreased as a result of the Upward Adjustment Event.

          (c) Notwithstanding (a) and (b) above, the redemption price of the Series C Preferred Shares may be reduced by an agreement of the Company and each holder of the Series C Preferred Shares exercising its redemption right under this Article 7-3(4).

     C. If the holders of the Series C Preferred Shares make an election to redeem their Series C Preferred Shares pursuant to the above provisions, each holder of the Series C Preferred Shares shall surrender its certificates representing the applicable Series C Redemption Shares to the Company together with the Series C Redemption Notice. From and after the Series C Redemption Date and the date of the holders' receipt of the full Series C Redemption Price, all rights of each holder with respect to such applicable Series C Redemption Shares shall cease and such Series C Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever. Such holder's election to redeem the Series C Preferred Share may not be revoked without the written consent of the Company so long as the Company satisfies the redemption preference in full within the time period set forth in this Article 7-3 (4).

     D. For the purpose of determining whether funds are legally available for redemption of shares of the Series C Preferred Shares as provided herein, the Company shall value its assets in accordance with the generally accepted accounting practice of Korea. The Series C Preferred Shares requested to be redeemed but not so redeemed as a result of insufficient legally available funds shall remain outstanding and entitled to all rights and preferences provided herein until the Series C Redemption Price for such shares is fully paid or until December 1, 2007, whichever is earlier.

     E. In the event that the Company does not have sufficient dividendable profits to satisfy the requests of redemption submitted by holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, then the dividendable profits shall be allocated in accordance with the provisions of Paragraph (4)E of
          Article 7-1.

ARTICLE 8. SHARE CERTIFICATES

All shares to be issued by the Company shall be registered common shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. Share certificates shall be issued by the Company in eight denominations: one
(1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000).

ARTICLE 9. NON-ISSUANCE OF SHARE CERTIFICATES

At the request of a shareholder, the Company shall not issue share certificates for all or part of the shares owned by such shareholder.

ARTICLE 10. PRE-EMPTIVE RIGHTS

(1) Each holder of the Series A Preferred Shares or each holder of the Series B Preferred Shares, and each holder of the common shares (each, a "Participation Rights Holder") shall have the right of participation to purchase its Pro Rata Share (as defined in sub-paragraph (A) below), of all (or any part) of any New Securities (as defined in sub-paragraph (B) below) that the Company may from time to time issue (the "Right of Participation"). For avoidance of doubt, the Series C Preferred Shares shall have no right of participation to purchase any securities that the Company may from time to time issue.

     A. Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the following ratio:

          the number of equity shares of the Company held by such Participation Rights Holder (assuming full conversion of the Series A Preferred Shares and the Series B Preferred Shares held by such Participation Rights Holder, if such Participation Rights Holder is a holder of the Series A Preferred Shares or the Series B Preferred Shares) divided by all equity shares of the Company issued and outstanding except the Series C Preferred Shares (assuming full conversion of all the Series A Preferred Shares and the Series B Preferred Shares issued and outstanding at the time of issuance of the New Securities by the Company, but excluding shares issuable upon the exercise of outstanding options).

     B. New Securities. "New Securities" shall mean any Preferred Shares or any other equity and equity-related securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares or other securities of the Company, provided, however, that the term "New Securities" shall not include:

          (i) up to 3,776,591 shares of the Company's common shares (inclusive of options or warrants therefore) or up to 2,000,000 Series C Preferred Shares, taking into account share splits, share dividends or other similar event, issued to (i) employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings, or (ii) a legal entity, a partnership or an entity for the benefit of such employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be;

          (ii) any Series A Preferred Shares issued under the Series A Preferred Stock Purchase Agreement dated as of May 8, 2002, by and among the Company, Nokia Venture Partners II, LP and NVP Affiliates Fund II, LP, as such agreement may be amended from time to time;

          (iii) any Series B Preferred Shares issued under the Acquisition Agreement dated as of June 28, 2004, by and among the Company, WiderThan.com USA, Inc., Ztango, Inc., SJ Park, and the Participating Ztango Stockholders, as such agreement may be amended from time to time;

          (iv) any securities issued in connection with any stock split, stock dividend or other similar event in which the Participation Rights Holders are entitled to participate according to their Pro Rata Share;

          (v) any securities issued upon the exercise, conversion or exchange of any outstanding convertible securities, options (including the 3,776,591 shares of common stock and the 2,000,000 Series C Preferred Shares described in sub-paragraph (1)B(i) in connection with bona fide employment-related share purchase or option plans and the 50,000 Series C Preferred Shares described in sub-paragraph (1)B(viii)) or warrants;

          (vi) any securities issued pursuant to (i) the acquisition of another corporation or entity by the Company or any of its subsidiaries by consolidation, merger, purchase of assets or businesses; provided, however, that should such transaction involve an affiliate (as defined in Section 4.6 of the First Amended and Restated Preferred Stock Investors Rights Agreement) of SK Telecom Co., Ltd., such transaction must be approved by a majority of the members of the Board of Directors, or (ii) any other reorganization approved in accordance with Section 6.4(b) of the First Amended and Restated Preferred Stock Investors Rights Agreement;

          (vii) any securities issued pursuant to a Qualified IPO; or

          (viii) up to 50,000 Series C Preferred Shares, taking into account share splits, share dividends or other similar event, issued to Nokia Venture Partners II, LP, I-HATCH VENTURES, L.P. or their respective affiliates.

(2) Without being subject to the Right of Participation under Paragraph 1 of this Article 10, in each case desribed in Article 10 (1)B(i) to (vii), the Company may issue and allot new shares to third parties other than the existing shareholders by the resolution adopted at the meeting of the Board.

(3) Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of new shares, the Company shall issue new shares by a resolution adopted at the General Meeting of Shareholders.

ARTICLE 10-2. STOCK OPTIONS

(1) The Company may grant stock options to its officers and employees within the scope of 10/100 of the total number of issued and outstanding shares by special resolution adopted at the General Meeting of Shareholders.

(2) The officers and employees of the Company who have contributed the establishment of the Company or the innovations in management or technology of the Company, or who have the capability to make such contribution, can be granted stock options, except for the following persons:

     (i) a shareholder who holds 10/100 or more of the total outstanding shares of the Company excluding the shares without voting rights;

     (ii) a person who practically exercises his influence over important matters relating to the management of the company such as the appointment or dismissal of directors and the like; or

     (iii) the spouse, lineal ascendants or descendents of the person provided in above (i) and (ii).

(3) The shares to be delivered by exercising the stock option (in the case that any difference between the exercise price of stock option and the market price of stock is compensated by cash or treasury stock, such shares mean the shares which are the basis for calculation of such difference) shall be registered common stocks.

(4) The number of stock options granted to any one officer or employee shall not exceed 10/100 of the total number of issued and outstanding shares of the Company.

(5) The exercise price per share of stock options and any adjusted exercise price per share after stock options are granted shall not be less than either of the following:

     (A) In the event that new shares are issued, the larger amount of: (i) the fair value of such shares as of the date the stock options are granted and (ii) the par value of such shares; or

     (B) In the event that the Company is transferring treasury shares, the fair value as of the date the stock options are granted.

(6) The stock option may be exercised within the period determined by the special resolution of the General Meeting of Shareholders granting such stock option within ten (10) years from the second anniversary of the special resolution granting such stock option adopted at the General Meeting of Shareholders.

(7)  The stock option may be exercised by a person who has served more than two
     (2) years from the date of the General Meeting of Shareholders granting such stock option.

(8) With respect to the payment of dividends on the shares issued upon exercise of stock option, Article 10-3 shall apply mutatis mutandis.

(9) The granted stock option may be cancelled and revoked by the resolution of the Board in any of the following cases:

     (i) In case the concerned officer or employee retires, at will, from the Company, after being granted stock options;

     (ii) In case the concerned officer or employee intentionally or inadvertently causes a material damages to the Company after being granted stock options;

     (iii) In case the Company is not able to issue or transfer shares upon exercise of stock option due to its bankruptcy, dissolution, etc.; or

     (iv) In case there occurs any cancellation event set forth in stock option agreements.

ARTICLE 10-3. BASIS FOR CALCULATION OF DIVIDENDS ON NEW SHARES

In the event that Company issues new shares by a rights issue, bonus issue or stock dividend, for the purpose of distributing dividends on such newly-issued shares, such newly-issued shares shall be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which such newly-issued shares are issued.

ARTICLE 11. SHARE ISSUANCE AT MARKET VALUE

The Company may issue all or part of its new shares at the market value, and the issuance price shall be determined by the resolution adopted at the meeting of the Board.

ARTICLE 12. ALTERATION OF ENTRY

(1)  The Company shall designate a transfer agent for stock.

(2) The appointment, office, and the scope of the activities of the transfer agent shall be determined by the resolution of the Board and shall be publicly notified.

(3) The Register of Shareholders or its copies shall be kept at the business place of the transfer agent. Transfer agent shall handle the matters pertaining to stock such as change of shareholder's name, registration or cancellation of pledge, creation or cancellation of marks for property in trust, issuance of stock certificates, and receipts of reports.

(4) The procedures for the duties prescribed in Paragraph 3 above shall be subject to the provisions of the Regulation on Transfer Agency Service for Securities.

ARTICLE 13. REGISTRATION OF PLEDGE AND INDICATION OF PROPERTY IN TRUST

A person, who intends to register pledge on or indicate property in trust attached to the shares of the Company, shall submit the relevant stock certificates to the transfer agent, together with the application in such form as may be prescribed by the Company sealed and signed by such person. The same shall apply in case of cancellation of such registration or indication.

ARTICLE 14. REISSUANCE OF SHARE CERTIFICATES

(1) Any person desiring to receive new share certificate(s) due to defacement or damage or as a result of the partition or consolidation of the person's share(s) shall submit an application in such form as may be prescribed by the Company to the transfer agent together with the share certificate(s).

(2) In case the share certificate(s) is lost, the application in such form as may be prescribed by the Company for the new certificate(s) must be submitted to the transfer agent together with an original or copy of the judgment of nullification thereof.

ARTICLE 15. CLOSING OF SHAREHOLDERS' REGISTER AND RECORD DATE

(1) Each year for a period of 60 days from the day immediately following the last day of a fiscal year, the Company shall suspend any entry in the Shareholders' Register of any alteration in the shareholder's name, registration or de-registration of pledges, or recordation or de-recordation of trust shares.

(2) The Company shall allow the shareholders who are recorded as shareholders in the Shareholders' Register as of the last day of each fiscal year to exercise their rights pertaining to the shares at the Ordinary General Meeting of Shareholders for such fiscal year.

(3) In the event that an Extraordinary General Meeting of Shareholders is convened, or if otherwise necessary, the Company may suspend, with two (2) weeks' prior notice, entries of alterations in the Shareholders' Register for a certain period not exceeding one (1) month by a Board resolution or deem the shareholders whose names appear in the Shareholders' Register as of the date set by a Board resolution (the "record date") to be the shareholders entitled to exercise the rights pertaining to the shares; provided, however, that, if the Board deems it necessary, the Company may suspend any entry in the Shareholders' Register including entries involving a change in a shareholder's name, and adopt the record date at the same time.

ARTICLE 16. REPORTING OF ADDRESSES, NAMES AND SEALS OR SIGNATURES OF
SHAREHOLDERS

(1) Shareholders and registered pledgees shall submit to the transfer agent (Article 12) of their names, addresses, and seals or signature.

(2) Shareholders and registered pledgees who reside in foreign countries shall appoint their agents and notify the Company and transfer agent of their agents and the places in Korea to which notices should be sent.

(3) The same requirement shall apply in the event of any changes in matters referred to in Paragraphs 1 and 2 above.

(4) The Company shall not be held responsible for any loss or damage to the shareholders and pledgees when such loss or damage is caused by their fault or negligence in complying with the provisions of this Article 16.

                               CHAPTER III. BONDS

ARTICLE 17. ISSUANCE OF CONVERTIBLE BONDS

(1) The Company may issue convertible bonds in the aggregate face amount not exceeding ten billion (10,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any case of the following:

     (i) Where the Company issues convertible bonds by way of a public offering;

     (ii) Where the Company issues convertible bonds to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues convertible bonds to its allied companies for the purpose of introducing technology;

     (iv) Where the Company issues convertible bonds to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases;

     (v) Where the Company issues convertible bonds pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the First Amended and Restated Preferred Stock Investors Rights Agreement; or


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

     (vi) Where the Company issues convertible bonds in the aggregate face amount not exceeding 10,000,000,000 Won to (i) employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings, or (ii) a legal entity, a partnership or an entity for the benefit of such employees, officers, directors, contractors, advisors or consultants of the Company or a legal entity of which the Company has at least 50% of shares or equity holdings pursuant to incentive agreements or incentive plans approved by the Board or the shareholders, as the case may be.

(2) Notwithstanding Paragraph 1 of this Article 17, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the convertible bonds the Company issues, except the convertible bonds issued pursuant to Subparagraphs (v) and (vi) of Paragraph (1) of this Article 17.

(3) Convertible bonds mentioned in Paragraph (1) of this Article 17 may, by resolution of the Board, be issued with their conversion rights limited to a certain portion of the issue price.

(4) The shares to be issued upon conversion shall be common shares. The conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the convertible bonds.

(5) The provisions of Article 10-3 shall apply mutatis mutandis to the payment of dividends on the shares issued upon conversion and the payment of interest on the convertible bonds.

(6) Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of convertible bonds, the Company shall issue convertible bonds by a resolution adopted at the General Meeting of Shareholders.

ARTICLE 18. ISSUANCE OF BONDS WITH WARRANTS

(1) The Company may issue bonds with warrants in the aggregate face amount not exceeding ten billion (10,000,000,000) Won to persons other than the shareholders by a resolution of the Board, in any of the following events:

     (i) Where the Company issues bonds with warrants by way of a public offering;

     (ii) Where the Company issues bonds with warrants to foreigners for business necessity of the Company in accordance with the Foreign Investment Promotion Act;

     (iii) Where the Company issues bonds with warrants to its allied companies for the purpose of introducing technology;

     (iv) Where the Company issues bonds with warrants to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; or


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

     (v) Where the Company issues bonds with warrants pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets or businesses, or other reorganization approved in accordance with Section 6.4(b) of the First Amended and Restated Preferred Stock Investors Rights Agreement.

(2) Notwithstanding Paragraph 1 of this Article 18, Participation Rights Holders shall have the right of participation to purchase its Pro Rata Share of all (or any part) of the bonds with warrants the Company issues, except the bonds with warrants issued pursuant to Subparagraph (v) of Paragraph (1) of this Article 18.

(3) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board; provided, however, that the aggregate par value of such new shares shall not exceed the aggregate face value of the bonds with warrants.

(4) The shares to be issued upon exercise of warrants shall be common shares. The exercise price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board at the time of issuance of the bonds with warrants.

(5) The provisions of Article 10-3 shall apply mutatis mutandis to the payment of dividends on the shares issued upon exercise of warrants and the payment of interest on the bonds with warrants.

(6) Notwithstanding any contrary provisions, in the case that an approval by the shareholders is required under the Nasdaq regulations for the issuance of bonds with warrants, the Company shall issue bonds with warrants by a resolution adopted at the General Meeting of Shareholders.

CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

ARTICLE 19. TYPES OF GENERAL MEETINGS OF SHAREHOLDERS

(1) The shareholders meetings of the Company shall be in two types: (i) Ordinary General Meeting of Shareholders; and (ii) Extraordinary General Meeting of Shareholders.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed necessary.

ARTICLE 20. CONVENING OF GENERAL MEETINGS OF SHAREHOLDERS


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

(1) The General Meeting of Shareholders shall be convened by the Representative Director in accordance with the resolution of the Board unless otherwise provided by laws.

(2) In the event that the Representative Director is unable to perform his/her duty, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 21. NOTICE OF CONVENING OF MEETING AND PUBLIC NOTICE

When convening a shareholders meeting, each shareholder having voting right shall be notified of the date, place, and agenda of the meeting in writing or electronic mail two weeks prior to the date of the meeting.

ARTICLE 22. PLACE OF MEETING

The General Meetings of Shareholders shall be convened at the head office or at a nearby location, if necessary.

ARTICLE 23. CHAIRMAN

The Representative Director shall act as Chairman at a General Meeting of Shareholders of the Company. If the Representative Director can not act as Chairman, the provisions of Paragraph (3)C of Article 35 shall be applied mutatis mutandis.

ARTICLE 24. MAINTENANCE OF ORDER BY CHAIRMAN

(1) The Chairman at a General Meeting of Shareholders may order a person, who intentionally speaks or acts to prevent deliberations of the meeting or who disturbs public order of the meeting, to stop or retract his/her speech or to leave the place of the meeting, and such person shall comply with the Chairman's order.

(2) The Chairman at a General Meeting of Shareholders may limit the time and number of shareholders' speeches when it is necessary for the smooth deliberations of the meeting.

ARTICLE 25. VOTING

Each holder of a share that has a voting right shall have one (1) vote per each share.

ARTICLE 26. VOTING BY PROXY

(1)  A shareholder may exercise his/her voting rights by proxy.


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

(2) The holder of a proxy referred to in the above Paragraph 1 shall submit a certificate evidencing his/her power of representation (a power of attorney) before the convening of the General Meeting of Shareholders.

ARTICLE 27. METHOD OF RESOLUTION

(1) A General Meeting of Shareholders shall be duly convened with a quorum of not less than one-third (1/3) of total number of issued and outstanding shares with voting rights.

(2) All resolutions of the General Meeting of Shareholders, except as otherwise provided by the relevant laws, shall be adopted if the approval of a majority vote of the shareholders present at such meeting is obtained and such majority also represents at least one-third (1/3) of the total issued and outstanding voting shares.

ARTICLE 28. MINUTES OF MEETING

(1) The substance of proceedings at a General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the meeting, which shall bear the names and the seals or signatures of the Chairman and Directors present at the meeting.

(2) The Company shall translate the minutes of the shareholders meetings from Korean into English. The Korean version of the minutes shall prevail in the event of any inconsistencies between the Korean and English versions.

CHAPTER V. BOARD OF DIRECTORS

ARTICLE 29. NUMBER OF DIRECTORS

The number of Directors of the Company constituting the entire Board shall be nine (9).

ARTICLE 30. ELECTION OF DIRECTORS

(1)  The Directors shall be elected at the General Meeting of Shareholders.

(2) The Directors shall be elected at a General Meeting of Shareholders by the affirmative vote of shareholders representing at least a majority of the voting shares present at the meeting and at least one-fourth (1/4) of the total number of voting shares issued and outstanding.

(3)  The Directors may be standing Directors or non-standing Directors.

ARTICLE 31. [INTENTIONALLY LEFT BLANK]


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

ARTICLE 32. TERM OF OFFICE OF DIRECTORS

The term of office of a Director including the Representative Director shall be three (3) years; provided, however, that, if the term of office expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened with respect to such fiscal year, the term of office shall be extended into the close of such General Meeting of Shareholders.

ARTICLE 33. [INTENTIONALLY LEFT BLANK]

ARTICLE 34. VACANCIES IN OFFICES OF DIRECTORS AND BY-ELECTION

(1) In the event that any Director falls into any of the following, the offices of such Director shall be deemed vacant:

     (i)  Where a Director deceases;

     (ii) Where a Director is declared bankrupt;

     (iii) Where a Director is adjudged incompetent or quasi-incompetent; or

     (iv) Where a Director is punished by imprisonment.

(2) In the event of any vacancy in the office of Director during a term of office, a substitute Director shall be elected at the Extraordinary General Meeting of Shareholders.

ARTICLE 35. DUTIES OF DIRECTORS

(1) The Company shall elect one Representative Director among the Directors by a resolution of the Board. Such Representative Director shall represent the Company and shall execute general matters of the Company.

(2) The directors shall assist the Representative Director, and shall perform their respective duties as determined by the Board.

(3) In the absence of Representative Director, the next person in the order of priority, as determined in advance by the Board, shall perform the duties of the Representative Director in lieu of the absent Representative Director.

ARTICLE 36. [INTENTIONALLY LEFT BLANK]

ARTICLE 37. REMUNERATION AND RETIREMENT ALLOWANCE FOR DIRECTORS


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

(1) The remuneration to be paid to Directors shall be determined by a resolution adopted at the General Meeting of Shareholders.

(2) Retirement Allowance to be paid to the Directors shall be determined in accordance with the Regulations on Officer and Director Remunerationwhich have been approved at the General Meeting of Shareholders.

ARTICLE 38. COMPOSITION OF THE BOARD OF DIRECTORS

(1) The Board shall consist of Directors and shall resolve all important matters relating to the affairs of the Company. Regarding the Chairman of the Board, Article 23 shall be applied mutatis mutandis.

(2) The Company may appoint observers (the "Observers"). The Observers shall be entitled to attend the meetings of the Board and the committees thereof in a non-voting, observer capacity.

(3) The committee for recommendation of candidates for directors and the compensation committee shall be established as committees within the Board for the purpose of handling matters delegated by the Board, and matters related to the organization and operation thereof shall be determined by the Board.

ARTICLE 39. CONVENING OF MEETING OF THE BOARD OF DIRECTORS

(1)  Meetings of the Board shall be convened at least once in any quarter.

(2) A meeting of the Board may be called by the Representative Director, or any Director if such Director is authorized to call such meeting by the Board.

(3) Notice of a meeting of the Board shall be dispatched to each Director with a written agenda at least seven (7) days prior to the date set for the meeting.

(4) Such procedure in the above Paragraph 3 may be omitted or shortened with the consent of all Directors.

ARTICLE 40. METHOD OF RESOLUTION OF THE BOARD OF THE DIRECTORS

(1) Except for an approval of issuance of securities pursuant to a transaction involving an affiliate of SK Telecom Co., Ltd., under Article 10(1)(B)(vi), a resolution of the Board shall be adopted by the presence of a majority of the directors in offices and by the affirmative votes of a majority of the directors present at the meeting.


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

(2) A Director having a special interest with respect to the resolution of the Board shall not exercise his/her voting right.

(3) The Board may allow all or part of the directors to participate in resolutions by the videoconferencing method where every one is able to transmit and receive images and voices at the same time, without having to present at meetings. A director who participates in the meeting by videoconferencing shall be deemed as to be present at the meeting.

(4)  Meetings of the Board shall be held in English.

ARTICLE 41. MINUTES OF MEETINGS OF BOARD OF DIRECTORS

(1) The agenda, results of the meeting of the Board, the names of any dissenters and reasons for their dissention shall be recorded in the minutes of the meeting, and the Directors present at the meeting shall write their names and affix their seals or execute such minutes.

(2) The Company shall translate the minutes of the meeting of the Board from Korean into English. The Korean version of the minutes shall prevail in the event of any inconsistencies between the Korean and English versions.

CHAPTER VI. AUDIT COMMITTEE

ARTICLE 41-2. CONSTITUTION OF THE AUDIT COMMITTEE

(1) The Company shall have an Audit Committee in lieu of a Statutory Auditor pursuant to Article 415-2 of the Commercial Code.

(2)  The Audit Committee shall consist of three (3) or more Directors.

(3) Persons who fall under each of the items in Paragraph (2) of Article 415-2 of the Commercial Code shall not constitute more than one-third (1/3) of the members of the Audit Committee.

(4) The Board may appoint or dismiss a member of the Audit Committee; provided, that a resolution of dismissal shall be adopted by the affirmative votes of at least two-thirds (2/3) of the directors in office.


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

(5) The representative of the Audit Committee shall be elected by the Audit Committee.

ARTICLE 41-3. DUTIES OF THE AUDIT COMMITTEE

(1)  The Audit Committee shall examine accounting and operation of the Company.

(2) The Audit Committee may request to convene an Extraordinary General Meeting of Shareholders by submitting a written request to the Board specifying the agenda of the meeting and the reason for the meeting.

(3) The Audit Committee may request subsidiaries of the Company to report their business operations as is deemed necessary. In such case, if the subsidiary fails to make an immediate report, or it is required to confirm the contents of such report, the Audit Committee may investigate the business and conditions of assets of the subsidiary.

(4) The Audit Committee shall treat matters delegated by the Board in addition to those described in Paragraphs (1) through (3) above.

ARTICLE 41-4. REGULATIONS OF THE AUDIT COMMITTEE

In addition to matters specified herein, matters concerning the Audit Committee, including the constitution and scope of the specific duties of the Audit Committee, may be defined in the form of regulations of the Audit Committee by the Board.

ARTICLE 41-5. RECORDS OF THE AUDIT COMMITTEE

The Audit Committee shall record the substance and results of its audit in the records of the Audit Committee, on which the name and seal of the member(s) of the Audit Committee who has performed such audit shall be affixed or shall be signed by such member(s) of the Audit Committee.

CHAPTER VII. ACCOUNTING

ARTICLE 42. FISCAL YEAR

The fiscal year of the Company shall commence on January 1 and end on December 31 of each year.

ARTICLE 43. PREPARATION AND KEEPING OF FINANCIAL STATEMENTS AND BUSINESS REPORTS

(1) The Representative Director of the Company shall prepare the following documents, the supplementary documents thereof and the business report at least six (6) weeks before the


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

     date of the Ordinary General Meeting of Shareholders, shall receive an approval of the Board and an audit thereof by the Audit Committee, and shall submit the following documents and the business report to the Ordinary General Meeting of Shareholders:

     (i)  Balance Sheets;

     (ii) Statements of Profit and Loss; and

     (iii) Statements of Appropriation of Retained Earnings or Deficit.

(2)  The Representative Director shall keep the documents described in Paragraph
     (1) above and the supplementary documents thereof together with the business report and the audit report, at the head office of the Company for five (5) years and copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the day of the Ordinary General Meeting of Shareholders.

(3) Immediately after the document referred to in Paragraph (1) above have been approved at the General Meeting of Shareholders, the Representative Director shall give public notice of the balance sheets.

ARTICLE 44. APPOINTMENT OF EXTERNAL AUDITORS

With respect to appointing external auditors, the Company shall obtain approval of the Audit Committee pursuant to the provisions of the Act on External Audit of Stock Companies and shall report appointment of external auditors at the first ordinary shareholders' meeting after appointment.

ARTICLE 45. DISPOSITION OF PROFITS

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

     (i) earned surplus reserves (required to be one-tenth or more of cash dividends paid for the pertinent fiscal year);

     (ii) other statutory reserves;

     (iii) dividends;

     (iv) discretionary reserves;

     (v)  other appropriations of earned surplus; and

     (vi) retained earnings carried forward to next fiscal year.

ARTICLE 46. DIVIDEND

(1) Dividends of profits may be paid to the shareholders in either cash or shares.


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

(2) Dividends mentioned in Paragraph (1) above shall be paid to the shareholders or registered pledgees in the Shareholders' Register of the Company as of the last day of each fiscal year.

(3) The right to claim for dividends shall expire if such right is not exercised for five (5) consecutive years. Any dividends that have not been claimed for five (5) consecutive years shall belong to and be retained by the Company.

                     CHAPTER VIII. SUPPLEMENTARY PROVISIONS

ARTICLE 47. FIRST FISCAL YEAR

The first fiscal year of the Company shall be from the date of incorporation to December 31 of the same year.

ADDENDA

ARTICLE 1. EFFECTIVE DATE

This Articles of Incorporation shall come into force as of June 16, 2000.

ARTICLE 2. COMPANY'S REGULATIONS

Any regulations of the Company, which are necessary for management and promotion of the Company's business, shall be enforced as approved by the Board.

ARTICLE 3. OTHER MATTERS NOT COVERED

Any matters which are not addressed in these Articles of Incorporation shall be decided in accordance with the resolution adopted at the General Meeting of Shareholders, the Commercial Code, and the other relevant laws.

Addendum

This Articles of Incorporation shall be effective as of March 24, 2001.

Addendum

This Articles of Incorporation shall be effective as of May 15, 2002.

Addendum

This Articles of Incorporation shall be effective as of March 28, 2003.


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

Addendum

This Articles of Incorporation shall be effective as of July 28, 2003. However, this Article (7-1 Characteristics of Series A Preferred Shares) of Incorporation shall be effective as of August 28, 2003

Addendum

This Articles of Incorporation shall be effective as of September 24, 2004.

Addendum

This Articles of Incorporation shall be effective as of February 15, 2005.

Addendum

This Articles of Incorporation shall be effective as of March 30, 2005, provided that, Paragraph (3) of the Article 10, Paragraph (6) of the Article 17 and Paragraph (6) of the Article 18 shall be effective as of the date when the Company applies the listing of the Company's common stock, or depository receipts representing such common stock, on the Nasdaq.

Addendum

This Articles of Incorporation shall be effective as of June 28, 2005, provided that, Paragraph (3) of the Article 10, Paragraph (6) of the Article 17 and Paragraph (6) of the Article 18 shall be effective as of the date when the Company applies the listing of the Company's common stock, or depository receipts representing such common stock, on the Nasdaq.


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